Exhibit 10.10
NOTES SECURITY AGREEMENT
NOTES SECURITY AGREEMENT, dated as of October 13, 2010 (this “Agreement”), among ASSOCIATED MATERIALS, LLC, a Delaware limited liability company (the “Company”), and each of the subsidiaries of the Company listed on Annex A hereto (each such subsidiary, individually, a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; and, together with the Company, collectively, the “Grantors”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as notes collateral agent for the Secured Parties (in such capacity, together with its successors in such capacity, the “Notes Collateral Agent”).
W I T N E S S E T H:
WHEREAS, CAREY ACQUISITION CORP. (“Merger Sub”), a Delaware corporation, which is to be merged with and into the Company, CAREY NEW FINANCE, INC., a Delaware corporation (the “Co-Issuer” and, together with Merger Sub and the Company, the “Issuers”) have entered into that certain Indenture dated as of the date hereof with the Guarantors party thereto, WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Trustee on behalf of the holders (the “Holders”) of the Notes (as defined below) and Notes Collateral Agent (as from time to time amended, restated, supplemented or otherwise modified, the “Indenture”), pursuant to which the Issuers are issuing $730,000,000 aggregate principal amount of 9.125% Senior Secured Notes due 2017 (together with any Additional Notes issued under the Indenture and Exchange Notes, the “Notes”);
WHEREAS, pursuant to the terms of the Indenture, each of the Grantors (other than the Issuers in respect of their own obligations) have agreed to guarantee to the Notes Collateral Agent, for the benefit of the Secured Parties, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Notes Obligations;
WHEREAS, following the date hereof, if not prohibited by the Indenture, the Grantors may incur Other Pari Passu Lien Obligations which are secured equally and ratably with the Grantors’ obligations in respect of the Notes in accordance with Section 7.17 of this Agreement;
WHEREAS, each Grantor will receive substantial benefits from the execution, delivery and performance of the obligations under the Indenture, the Notes and any Other Pari Passu Lien Obligations Agreement and each is, therefore, willing to enter into this Agreement;
WHEREAS, the Notes Collateral Agent has been appointed to serve as Notes Collateral Agent under the Indenture and, in such capacity, to enter into this Agreement;
WHEREAS, the Grantors acknowledge that they will derive substantial direct and indirect benefit from the issuance of the Notes and have agreed to secure their obligations with respect thereto pursuant to this Agreement, on a first priority basis (subject to Permitted Liens and the terms of the Intercreditor Agreement).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and to induce the Notes Collateral Agent to enter into the Indenture, and (b) to induce the Holders to purchase the Notes, the Grantors hereby agree with the Notes Collateral Agent, for the benefit of the Secured Parties, as follows:
1. Defined Terms.
(a) (i) Unless otherwise defined herein, terms defined in Section 1.01 of the Indenture and used herein (including terms used in the preamble and the recitals) shall have the meanings given to them in the Indenture and (ii) all terms defined in the Uniform Commercial Code from time to time in effect in the State of New York (the “NY UCC”) and not defined herein or in the Indenture shall have the meanings specified therein (and if defined in more than one article of the NY UCC, shall have the meaning specified in Article 9 thereof).
(b) The rules of construction and other interpretive provisions specified in the Indenture shall apply to this Agreement, including terms defined in the preamble and recitals hereto.
(c) The following terms shall have the following meanings:
“After-Acquired Intellectual Property Collateral” shall have the meaning assigned to such term in Section 4.1(c).
“Agreement” shall have the meaning assigned to such term in the preamble hereto.
“Applicable Authorized Representative” shall mean the Trustee (if the Notes constitute a Series of Indebtedness with the greatest outstanding aggregate principal amount) or the Authorized Representative representing the Series of Indebtedness with the greatest outstanding aggregate principal amount (or accreted value).
“Authorized Representative” means any duly authorized representative of any holder of Other Pari Passu Lien Obligations under any Other Pari Passu Lien Obligations Agreement designated as “Authorized Representative” for such holder in an Other Pari Passu Lien Secured Party Consent delivered to the Notes Collateral Agent.
“Collateral” shall have the meaning assigned to such term in Section 2.
“Company” shall have the meaning assigned to such term in the preamble hereto.
“Copyrights” shall mean all (1) registered copyright rights in the United States, including copyrights in computer software and the content thereof, and internet web sites, (2) registrations, recordings and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, and (3) rights to obtain all renewals thereof.
“Equipment” shall mean all “equipment,” as such term is defined in Article 9 of the NY UCC, now or hereafter owned by any Grantor or to which any Grantor has rights and, in any event, shall include all machinery, equipment, furnishings, movable trade fixtures and vehicles now or hereafter owned by any Grantor or to which any Grantor has rights and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.
“Event of Default” shall mean an “Event of Default” under and as defined in the Indenture or any Other Pari Passu Lien Obligations Agreement.
“Exclusive IP Agreements” shall have the meaning assigned to such term in Section 3.2(a).

“Extensions of Credit” shall have the meaning assigned to such term in the recitals hereto.
“General Intangibles” shall mean all “general intangibles” as such term is defined in Article 9 of the NY UCC and, in any event, including with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including (1) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (2) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guarantee with respect thereto, (3) all claims of such Grantor for damages arising out of any breach of or default thereunder and (4) all rights of such Grantor to terminate, amend, supplement, modify or exercise rights or options thereunder, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder.
“Governmental Authority” shall mean the government of the United States, Canada or any foreign country or any multinational authority, or any state, provincial, territorial or political subdivision thereof, and any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the PBGC and other quasi-governmental entities established to perform such functions.
“Grantors” shall have the meaning assigned to such term in the preamble hereto.
“Intellectual Property Collateral” shall mean the Collateral constituting United States Patents, United States Trademarks and United States Copyrights set forth in Schedules 1 and 2 hereto.
“Intellectual Property Security Agreement” shall have the meaning assigned to such term in Section 4.4(e).
“IP Agreements” shall mean any and all agreements, permits, consents, orders and franchises, now or hereafter in effect, relating to the license, development, use, manufacture, distribution, sale or disclosure of any United States Copyrights, United States Patents or United States Trademarks to which any Grantor, now or hereafter, is a party.
“Material Adverse Effect” shall mean an effect that results in or causes, or could reasonably be expected to result in or cause, a material adverse effect on (1) the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Company and the Restricted Subsidiaries, taken as a whole, (2) the legality, validity or enforceability of any Notes Document, (3) the ability of the Issuers and Guarantors (taken as a whole) to perform their respective obligations under the Notes Documents or (4) the rights and remedies of the Trustee, the Notes Collateral Agent or the Holders of Notes under the Notes Documents.
“Notes Collateral Agent” shall have the meaning assigned to such term in the recitals hereto.
“Notes Documents” shall mean the Indenture, the Notes, the Intercreditor Agreement, the Security Documents and any other document or instrument executed pursuant thereto.

“Notes Obligations” means the collective reference to (1) any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities owing to the Notes Collateral Agent, the Trustee and the Holders under the Notes, the Indenture and the other Notes Documents and the due performance and compliance by the Grantors with all of the terms, conditions and agreements contained in the Notes, the Indenture and the other Notes Documents; (2) any and all sums advanced or incurred by the Notes Collateral Agent in accordance with the Indenture or any of the other Notes Documents in order to preserve the Collateral, preserve its security interest in the Collateral, or in the performance of its duties or obligations under any Notes Documents (including reasonable attorneys’ fees and expenses); and (3) in the event of any proceedings for the collection or enforcement of any indebtedness, obligations or liabilities of the Grantors referred to in clause (1) above, the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Notes Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and expenses and court costs.
“Notes Priority Collateral” shall have the meaning assigned to such term in the Intercreditor Agreement.
“NY UCC” shall have the meaning assigned to such term in Section 1(a)(ii).
“Other Pari Passu Lien Obligations” shall have the meaning assigned to such term in the Intercreditor Agreement.
“Other Pari Passu Lien Obligations Agreement” shall have the meaning assigned to such term in the Intercreditor Agreement.
“Other Pari Passu Lien Secured Party Consent” means a consent in the form of Exhibit 4 to this Agreement executed by the Authorized Representative of any holders of Other Pari Passu Lien Obligations pursuant to Section 7.17.
“Patents” shall mean (1) patent registrations, statutory invention registrations, utility models, recordings and pending applications in the United States Patent and Trademark Office, and (2) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and in the case of (1) and (2), all the inventions disclosed or claimed therein and all improvements thereto, including the right to make, use and/or sell the inventions disclosed or claimed therein.
“Permitted Lien” shall mean any Lien on the Collateral expressly permitted to be granted pursuant to (1) the Indenture, including, without exception, pursuant to the definition of “Permitted Liens” therein and Section 4.12 thereof and (2) each Other Pari Passu Lien Obligations Agreement.
“Proceeds” shall mean all “proceeds” as such term is defined in Article 9 of the NY UCC and, in any event, shall include with respect to any Grantor, any consideration received from the sale, exchange, license, lease or other Disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include (1) all cash and negotiable instruments received by or held on behalf of the Notes Collateral Agent, (2) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (A) past, present or future infringement or dilution, where applicable, of any Patent, Trademark, Copyright or Trade Secret, now or hereafter owned by any Grantor, or licensed under an IP Agreement or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Grantor, and (B) past, present or future breach of any IP Agreement and (3) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Registered Intellectual Property” shall have the meaning set forth in Section 3.2.
“Revolving Collateral Agent” shall have the meaning assigned to such term in the Intercreditor Agreement.
“Revolving Liens” shall mean Liens securing the obligations outstanding under the Revolving Loan Documents.
“Revolving Loan Documents” shall have the meaning assigned to such term in the Intercreditor Agreement.
“Revolving Priority Collateral” shall have the meaning assigned to such term in the Intercreditor Agreement.
“Secured Obligations” means the collective reference to the Notes Obligations and Other Pari Passu Lien Obligations.
“Secured Parties” means (1) the Holders, (2) the Trustee, (3) the Notes Collateral Agent, (4) the holders of any Other Pari Passu Lien Obligations, (5) any Authorized Representative, (6) the beneficiaries of each indemnification obligation under any Notes Document and (7) the successors and assigns of each of the foregoing.
“Security Interest” shall have the meaning assigned to such term in Section 2(a).
“Series of Indebtedness” means any Indebtedness (including Indebtedness under the Notes) that constitute Secured Obligations and is represented by a common Authorized Representative or (in the case of Indebtedness under the Notes) by the Trustee.
“Subsidiary Grantors” shall have the meaning assigned to such term in the preamble hereto.
“Trade Secrets” shall mean all confidential and proprietary information, including know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, created under and governed by U.S. law.
“Trademarks” shall mean (1) all United States registered trademarks, service marks, domain names, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, slogans, other source or business identifiers, now existing or hereafter adopted or acquired, and all recordings and applications for registration filed in connection with the foregoing, including registrations, recordings and applications for registration in the United States Patent and Trademark Office and all common-law rights related thereto, (2) all goodwill associated therewith or symbolized thereby and (3) all extensions or renewals thereof.

“Vehicles” shall mean all cars, trucks, trailers, and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.
(d) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.
2. Grant of Security Interest.
(a) As security for the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations, each Grantor hereby transfers, assigns and pledges to the Notes Collateral Agent, for the benefit of the Secured Parties, and hereby grants to the Notes Collateral Agent, for the benefit of the Secured Parties, a security interest in and continuing lien on (the “Security Interest”) all of such Grantor’s right, title and interest in (subject only to Permitted Liens) and to all of the following, whether now owned or anytime hereafter acquired or existing (collectively, the “Collateral”):
(i) all Accounts;
(ii) all cash;
(iii) all Chattel Paper;
(iv) all Commercial Tort Claims described in Schedule 3 to this Agreement;
(v) all Deposit Accounts;
(vi) all Documents;
(vii) all Equipment;
(viii) all Fixtures;
(ix) all General Intangibles;
(x) all Goods;
(xi) all Instruments;
(xii) all Patents, Trademarks, Copyrights and Trade Secrets;
(xiii) all Inventory;
(xiv) all Investment Property;
(xv) all letters of credit;
(xvi) all Letter-of-Credit Rights;
(xvii) all Money;
(xviii) all Securities Accounts;

(xix) all books and records pertaining to the Collateral; and
(xx) to the extent not otherwise included, all Supporting Obligations, Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to the foregoing;
provided, however, that notwithstanding any other provision of this Agreement the Collateral shall not include any Excluded Assets.
Notwithstanding anything to the contrary in this Agreement or any other Notes Document, the Capital Stock and other securities of any direct or indirect Subsidiary of the Company that are owned by the Company or any Guarantor will constitute Collateral only to the extent that such Capital Stock and other securities can secure the Notes and/or the Guarantees without Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act (or any other law, rule or regulation) requiring separate financial statements of such Subsidiary to be filed with the SEC (or any other governmental agency). In the event that Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary of the Company due to the fact that such Subsidiary’s Capital Stock and other securities secure the Notes and/or the Guarantees, then the Capital Stock and other securities of such Subsidiary shall automatically be deemed not to be part of the Notes Collateral (but only to the extent necessary to not be subject to such requirement). In such event, the Security Documents may be amended or modified, without the consent of the Trustee, the Notes Collateral Agent, any Holder of Notes or any holder of Other Pari Passu Lien Obligations, to the extent necessary to release the first-priority security interests in the shares of Capital Stock and other securities that are so deemed to no longer constitute part of the Notes Collateral.
In the event that Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Capital Stock and other securities to secure the Notes and/or the Guarantees in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the Capital Stock and other securities of such Subsidiary shall automatically be deemed to be a part of the Notes Collateral (but only to the extent necessary to not be subject to any such financial statement requirement). In such event, the Security Documents may be amended or modified, without the consent of the Trustee, the Notes Collateral Agent, any Holder of Notes or any holder of Other Pari Passu Lien Obligations, to the extent necessary to subject to the Liens under the Security Documents such additional Capital Stock and other securities.
(b) Each Grantor hereby irrevocably authorizes the Notes Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Collateral or any part thereof and amendments thereto and continuations thereof that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment or continuation, including whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner such as “all assets” or “all personal property, whether now owned or hereafter acquired” of such Grantor or words of similar effect as being of an equal or lesser scope or with greater detail and in the case of a financing statement filed as a fixture filing or covering the Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Collateral relates. Each Grantor agrees to provide such information to the Notes Collateral Agent promptly upon request.

Each Grantor also ratifies any authorization previously given in writing to the Notes Collateral Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto or continuations thereof if filed prior to the date hereof.
The Notes Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing, protecting or providing notice of the Security Interests granted by each Grantor hereunder, and naming any Grantor or the Grantors as debtors and the Notes Collateral Agent as secured party.
This Agreement secures the payment of all the Secured Obligations. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Secured Obligations and would be owed to the Notes Collateral Agent or the Secured Parties but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Grantor.
The Security Interests created hereby are granted as security only and shall not subject the Notes Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.
3. Representations And Warranties.
Each Grantor hereby represents and warrants to the Notes Collateral Agent and each Secured Party that:
3.1. Title; No Other Liens. Except for (a) the Security Interest granted to the Notes Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement, (b) the Notes Liens, and (c) other Permitted Liens, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. To the knowledge of such Grantor, no action or proceeding seeking to limit, cancel or question the validity of such Grantor’s ownership interest in the Collateral, that could reasonably be expected to result in a Material Adverse Effect, is pending or threatened. None of the Grantors has filed or consented to the filing of any (x) security agreement, financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Collateral, (y) assignment for security in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office, which security agreement, financing statement or similar instrument or assignment is still in effect or (z) assignment for security in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except in the case of each of clauses (x), (y) and (z) above, such as have been filed in favor of the Notes Collateral Agent pursuant to this Agreement and the other Notes Documents, any Other Pari Passu Lien Obligations Agreement, or with respect to the Revolving Liens, in favor of the Revolving Collateral Agent to secure the obligations under the Revolving Loan Documents, or are filed in respect of other Permitted Liens.

3.2. Intellectual Property.
(a) The Intellectual Property Collateral set forth on (i) Schedule 1 hereto is a true and correct list of all United States federal issued patents, pending patent applications, trademark registrations, pending trademark applications, copyright registrations (collectively, the “Registered Intellectual Property”), in each case, owned by a Grantor in its name as of the date hereof, and indicating for each such item, as applicable, the application and/or registration number, date and jurisdiction of filing and/or issuance, the identity of the current applicant or registered owner, and (ii) Schedule 2 hereto is a true and correct list of all IP Agreements which accounted for aggregate revenue to the Company or any of its Subsidiaries of more than $5,000,000 during the Company’s 2009 fiscal year (other than non-exclusive license agreements or licenses of commercially available off-the-shelf software), in which a Grantor is, as of the date hereof, the exclusive licensee of any United States patent, patent application, trademark registration or application for registration, copyright registration or application for registration (collectively, the “Exclusive IP Agreements”).
(b) Except as would not reasonably be expected to result in a Material Adverse Effect, the Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable in whole or in part.
(c) Except as would not reasonably be expected to result in a Material Adverse Effect, to such Grantor’s knowledge, no Person is engaging in any activity that infringes, misappropriates, or otherwise violates the Intellectual Property Collateral or the Grantor’s rights in or use thereof.
(d) Except as would not reasonably be expected to result in a Material Adverse Effect, to such Grantor’s knowledge, no breach or default of any IP Agreement shall be caused by any of the following, and none of the following shall limit or impair the ownership, use, validity or enforceability of, or any rights of such Grantor in, any Intellectual Property Collateral: (i) the consummation of the transactions contemplated by any Notes Document or (ii) any holding, decision, judgment or order rendered by any Governmental Authority.
3.3. Perfected Security Interests.
(a) Subject to the limitations set forth in clause (b) of this Section 3.3, the Security Interests granted pursuant to this Agreement (i) will constitute valid perfected security interests in the Collateral in favor of the Notes Collateral Agent, for the benefit of the Secured Parties, as collateral security for the Secured Obligations, upon (A) in the case of Collateral in which a security interest may be perfected by filing a financing statement under the Uniform Commercial Code of any jurisdiction, the filing of financing statements naming each Grantor as “debtor” and the Notes Collateral Agent as “secured party” and describing the Collateral in the applicable filing offices, (B) in the case of Instruments, Chattel Paper and Certificated Securities, the earlier of the delivery thereof to the Notes Collateral Agent and the filing of the financing statements referred to in clause (A), and/or (C) in the case of Intellectual Property Collateral, the completion of the filing, registration and recording of fully executed agreements in the form of the Intellectual Property Security Agreement set forth in Exhibit 3 hereto (x) in the United States Patent and Trademark Office and (y) in the United States Copyright Office, and (ii) subject to the terms of the Intercreditor Agreement, are prior to all other Liens on the Collateral other than Permitted Liens having priority over the Notes Collateral Agent’s Lien by operation of law or otherwise as permitted under the Indenture.

(b) Notwithstanding anything to the contrary herein, no Grantor shall be required to perfect the Security Interests created hereby by any means other than (i) filings pursuant to the Uniform Commercial Code, (ii) filings with United States’ governmental offices with respect to Registered Intellectual Property, (iii) in the case of Collateral that constitutes Tangible Chattel Paper, Instruments, Certificated Securities or Negotiable Documents, in each case, to the extent included in the Collateral and if the value of any such Instrument, Negotiable Document, Certificated Security or Tangible Chattel Paper exceeds $5,000,000 (individually), delivery to the Notes Collateral Agent (or its non-fiduciary agent or designee) to be held in its possession in the United States, provided that in no event shall any Certificated Security of any Foreign Subsidiary be required to be delivered, (v) in the case of Collateral that consists of Letter-of-Credit Rights, taking the actions specified in Section 4.5 and (vi) in the case of Collateral that consists of Commercial Tort Claims, taking the actions specified in Section 4.6. No Grantor shall be required to (x) enter into any security agreements governed under foreign law or (y) take any other actions in any foreign jurisdiction or required by foreign law to create any Security Interest in Collateral located or titled outside the United States or to perfect or make enforceable any Security Interest.
(c) It is understood and agreed that the Security Interests created hereby shall not prevent the Grantors from using the Collateral in the ordinary course of their respective businesses or as otherwise permitted by the Indenture.
(d) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein (including (i) the exact legal name of each Grantor and (ii) the jurisdiction of organization of each Grantor) is correct and complete as of the Closing Date.
3.4. Accounts. No amount payable in excess of $5,000,000 to such Grantor under or in connection with any Account is evidenced by any Instrument or Chattel Paper that has not been delivered to the Notes Collateral Agent, properly endorsed for transfer, to the extent delivery is required by the US Pledge Agreement.
4. Covenants.
Each Grantor hereby covenants and agrees with the Notes Collateral Agent and the Secured Parties that, from and after the date of this Agreement until the Termination Date:
4.1. Maintenance of Perfected Security Interest; Further Documentation.
(a) Such Grantor shall maintain the Security Interests created hereby as perfected security interests (subject to any Permitted Lien and the terms of the Intercreditor Agreement) and shall defend the Security Interests created hereby and the priority thereof against the claims and demands not expressly permitted by the Indenture and each Other Pari Passu Lien Obligations Agreement of all Persons whomsoever.
(b) Such Grantor will furnish to the Notes Collateral Agent from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Notes Collateral Agent may reasonably request.
(c) Each Grantor agrees that should it, after the date hereof, obtain an ownership interest in any Registered Intellectual Property that would, had it been owned on the date hereof, be considered a part of the Intellectual Property Collateral or should it become a party to any IP Agreement which accounted for aggregate revenue to the Company or any of its Subsidiaries of more than $5,000,000 during the Company’s 2009 fiscal year, or any other subsequent fiscal year, that would, had such Grantor been a party to it on the date hereof, be considered an Exclusive IP Agreement (“After-Acquired Intellectual Property Collateral”), such After-Acquired Intellectual Property Collateral shall automatically become part of the Intellectual Property Collateral, subject to the terms and conditions of this Agreement with respect thereto. In addition, such Grantor shall, within the time period specified in

Section 4.03(a)(i) of the Indenture after the end of each fiscal year, and within the time period specified in Section 4.03(a)(ii) of the Indenture after the end of each of the first three fiscal quarters of each fiscal year, execute and deliver to the Notes Collateral Agent agreements substantially in the form of Exhibits 2 and 3 hereto covering such After-Acquired Intellectual Property Collateral, with the agreement substantially in the form of Exhibit 3 hereto to be recorded with the United States Patent and Trademark Office, the United States Copyright Office and any other Governmental Authorities located in the United States necessary to perfect the Security Interest hereunder in any such After-Acquired Intellectual Property Collateral which is United States Registered Intellectual Property.
(d) Subject to clause (e) below and Section 3.3(b), each Grantor agrees that at any time and from time to time, at the expense of such Grantor, it will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), which may be required under any applicable law, or which the Notes Collateral Agent or the Applicable Authorized Representative may reasonably request, in order (x) to grant, preserve, protect and perfect the validity and priority of the Security Interests created or intended to be created hereby or (y) to enable the Notes Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Security Interests created hereby, all at the expense of such Grantor. Without limiting the generality of the foregoing, such Grantor shall comply with Section 4.19 of the Indenture.
(e) Notwithstanding anything in this Section 4.1 to the contrary, (i) with respect to any assets acquired by such Grantor after the date hereof that are required by the Indenture or any Other Pari Passu Lien Obligations Agreement to be subject to the Lien created hereby or (ii) with respect to any Person that, subsequent to the date hereof, becomes a Domestic Subsidiary of any of the US Issuers that is required by the Indenture or any Other Pari Passu Lien Obligations Agreement to become a party hereto, the relevant Grantor after the acquisition or creation thereof shall promptly take all actions required by the Indenture or this Section 4.1.
4.2. Changes in Locations, Name, etc. Each Grantor will furnish to the Notes Collateral Agent prompt written notice of any change in its (i) organizational name, (ii) jurisdiction of organization or formation, (iii) identity or organizational structure, or (iv) organizational identification number. Each Grantor agrees to make all filings under the Uniform Commercial Code or otherwise that are required by applicable law in the United States of America in order for the Notes Collateral Agent to continue at all times following such change to have a valid, legal and perfected Security Interest in all of the Collateral (subject to Permitted Liens, the Other Pari Passu Lien Obligations and the terms of the Intercreditor Agreement).
4.3. Notices.
(a) Each Grantor will advise the Notes Collateral Agent, in reasonable detail, of any Lien of which it has knowledge (other than the Security Interests created hereby and the Notes Liens and other Permitted Liens) on any of the Collateral which would adversely affect, in any material respect, the ability of the Notes Collateral Agent to exercise any of its remedies hereunder.
(b) Upon the occurrence and during the continuation of any Event of Default, and after written notice is delivered to the applicable Grantor, all insurance payments in respect of any Equipment shall be paid to and applied by the Notes Collateral Agent as specified in Section 5.4.

4.4. Intellectual Property.
(a) With respect to each item of Intellectual Property Collateral owned by each Grantor, each Grantor agrees to take, at its expense, all commercially reasonable steps, including, as applicable, in the United States Patent and Trademark Office, the United States Copyright Office and any other Governmental Authority located in the United States, to (i) maintain the validity and enforceability of such Intellectual Property Collateral and maintain such Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each Patent, Trademark, or Copyright registration or application for registration, now or hereafter included in such Intellectual Property Collateral of such Grantor, in each case, except to the extent such Grantor determines in its reasonable business judgment that the pursuit or maintenance of such Intellectual Property Collateral is no longer desirable in the conduct of such Grantor’s business.
(b) Such Grantor shall (and shall cause all its licensees to), in such Grantor’s reasonable business judgment (i) (1) continue to use each Trademark included in the Intellectual Property Collateral in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (2) maintain at least the same standards of quality of products and services offered under such Trademark as are currently maintained, (3) use such Trademark with the appropriate notice of registration and all other notices and legends to the extent required by applicable law, (4) not adopt or use any other Trademark that is confusingly similar or a colorable imitation of such Trademark unless the Notes Collateral Agent shall obtain a perfected Security Interest in such other Trademark pursuant to this Agreement and (ii) not do any act or omit to do any act whereby (w) such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way, (x) any Patent included in the Intellectual Property Collateral may become forfeited, misused, unenforceable, abandoned or dedicated to the public or (y) any portion of the Copyrights included in the Intellectual Property Collateral may become invalidated, otherwise impaired or fall into the public domain, except in each case to the extent failure to do any of the foregoing would not reasonably be expected to result in a Material Adverse Effect.
(c) No Grantor shall discontinue use of or otherwise abandon any owned Intellectual Property Collateral unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property Collateral is no longer desirable in the conduct of such Grantor’s business, except to the extent failure to do so would not reasonably be expected to result in a Material Adverse Effect.
(d) In the event that any Grantor becomes aware after the date hereof that any item of its material Intellectual Property Collateral is being infringed or misappropriated by a third party in any way that would reasonably be expected to have a Material Adverse Effect, such Grantor shall promptly notify the Notes Collateral Agent and take such actions, at its expense, as such Grantor deems reasonable and appropriate under the circumstances to protect or enforce such Intellectual Property Collateral, including, if such Grantor deems it necessary, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation.
(e) With respect to its United States Registered Intellectual Property owned by such Grantor in its own name on the date hereof, each Grantor agrees to execute or otherwise authenticate an agreement, in substantially the form set forth in Exhibit 3 hereto (an “Intellectual Property Security Agreement”), for recording the Security Interest granted hereunder to the Notes Collateral Agent in such United States Registered Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office and any other Governmental Authorities located in the United States necessary to perfect the Security Interest hereunder in such Registered Intellectual Property, except to the extent failure to do so would not reasonably be expected to result in a Material Adverse Effect.

4.5. Letter-of-Credit Rights. Subject to the Intercreditor Agreement, if any Grantor is or becomes the beneficiary of a letter of credit having a face amount in excess of $5,000,000, which Letter-of-Credit Rights are not Supporting Obligations with respect to any Collateral in which the Security Interest is perfected, such Grantor shall promptly notify the Notes Collateral Agent thereof and such Grantor shall, at the request of the Notes Collateral Agent, pursuant to an agreement in form and substance reasonably satisfactory to the Notes Collateral Agent, use commercially reasonable efforts to cause the issuer and/or confirmation bank to either (i) consent to the assignment of any Letter-of-Credit Rights to the Notes Collateral Agent or (ii) agree to direct all payments thereunder following the occurrence and during the continuance of an Event of Default to an account as directed by the Notes Collateral Agent for application to the Secured Obligations, in accordance with the provisions of the Indenture.
4.6. Commercial Tort Claims. As of the date hereof, each Grantor hereby represents and warrants that it holds no Commercial Tort Claim in excess of $5,000,000 other than those listed in Schedule 3 hereto. If any Grantor shall at any time after the date hereof hold or acquire a new Commercial Tort Claim, such Grantor shall, within the time period specified in Section 4.03(a)(i) of the Indenture after the end of each fiscal year, and within the time period specified in Section 4.03(a)(ii) of the Indenture after the end of each of the first three fiscal quarters of each fiscal year, execute and deliver to the Notes Collateral Agent agreements granting to the Notes Collateral Agent a Security Interest therein (subject to the terms of the Intercreditor Agreement) and in the Proceeds thereof, all upon the terms of this Agreement, with such agreement to be in form and substance reasonably satisfactory to the Notes Collateral Agent. The requirement in the preceding sentence shall not apply to the extent that the amount of each such Commercial Tort Claim held by a Grantor does not exceed $5,000,000 or to the extent such Grantor shall have previously notified the Notes Collateral Agent with respect to any previously held or acquired Commercial Tort Claims.
5. Remedial Provisions.
5.1. [Reserved].
5.2. Communications with Obligors; Grantors Remain Liable.
(a) The Notes Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuation of an Event of Default, after giving reasonable written notice to the relevant Grantor of its intent to do so, communicate with obligors under the Accounts to verify with them to the Notes Collateral Agent’s satisfaction the existence, amount and terms of any Accounts. The Notes Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.
(b) Upon the written request of the Notes Collateral Agent at any time after the occurrence and during the continuation of an Event of Default, each Grantor shall notify obligors on the Accounts that the Accounts have been assigned to the Notes Collateral Agent, for the benefit of the Secured Parties, and that payments in respect thereof shall be made directly to the Notes Collateral Agent and may enforce such Grantor’s rights against such obligors.
(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Notes Collateral Agent nor any Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Notes Collateral Agent or any Secured Party of any payment relating thereto, nor shall the Notes Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

5.3. Proceeds to be Turned Over To Notes Collateral Agent. In addition to the rights of the Notes Collateral Agent and the other Secured Parties specified in Section 5.1 with respect to payments of Accounts, if an Event of Default shall occur and be continuing and the Notes Collateral Agent so requires by notice in writing to the relevant Grantor (it being understood that the exercise of remedies by the Secured Parties in connection with an Event of Default under Section 6.01(a)(6) or (7) of the Indenture shall be deemed to constitute a request by the Notes Collateral Agent for the purposes of this sentence and in such circumstances, no such written notice shall be required), all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Notes Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Notes Collateral Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Notes Collateral Agent, if required). All Proceeds received by the Notes Collateral Agent hereunder shall be held by the Notes Collateral Agent in a Collateral Account maintained under its sole dominion and control and on terms and conditions reasonably satisfactory to the Notes Collateral Agent. All Proceeds while held by the Notes Collateral Agent in a Collateral Account (or by such Grantor in trust for the Notes Collateral Agent and the other Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 5.4.
5.4. Application of Proceeds.
(a) Subject to the terms of the Intercreditor Agreement and except as expressly provided elsewhere in this Agreement or any other Notes Document, all proceeds received by the Notes Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral shall be applied as follows:
(i) FIRST, to the payment of all reasonable and documented out-of-pocket costs and expenses incurred by the Notes Collateral Agent or Trustee in connection with such sale, collection or realization or otherwise in connection with this Agreement, the other Security Documents or any of the Secured Obligations, including all court costs and the reasonable and documented fees and expenses of its agents and legal counsel, the repayment of all advances made by the Notes Collateral Agent hereunder or under any other Security Document on behalf of any Grantor and any other reasonable and documented out-of-pocket costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Security Document and other amounts due to the Trustee and the Notes Collateral Agent under Section 7.07 of the Indenture or Article 11 of the Indenture;
(ii) SECOND, to Holders and the holders of any Other Pari Passu Lien Obligations for amounts due and unpaid on the Notes Obligations and any Other Pari Passu Lien Obligations for the principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes Obligations and any Other Pari Passu Lien Obligations for principal, premium, if any, and interest, respectively, owing to them on the date of any such distribution;

(iii) THIRD, without duplication, to Secured Parties for any other Secured Obligations owing to the Secured Parties under the Notes Documents and any Other Pari Passu Lien Obligations Agreement; and
(iv) FOURTH, to the Grantors or as otherwise directed by a court of competent jurisdiction.
(b) In making the determination and allocations required by this Section 5.4, the Notes Collateral Agent may conclusively rely upon information supplied by (i) the Trustee as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Notes Obligations and (ii) the Applicable Authorized Representative as to the amounts of unpaid principal and interest and other amounts outstanding with respect to such Other Pari Passu Lien Obligations and the Notes Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information; provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Notes Collateral Agent pursuant to this Section 5.4 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Notes Collateral Agent shall have no duty to inquire as to the application by the Trustee, or an Authorized Representative of any amounts distributed to such Person.
(c) If, despite the provisions of this Agreement, any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Secured Obligations to which it is then entitled in accordance with this Agreement, such Secured Party shall hold such payment or other recovery in trust for the benefit of all Secured Parties hereunder for distribution in accordance with this Section 5.4.
(d) Upon any sale of the Collateral by the Notes Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Notes Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Notes Collateral Agent or such officer or be answerable in any way for the misapplication thereof.
5.5. Code and Other Remedies. If an Event of Default shall occur and be continuing, subject to the terms of the Intercreditor Agreement, the Notes Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the NY UCC or any other applicable law or in equity and also may without demand of performance or other demand, presentment, protest, advertisement or notice of any kind except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange broker’s board or at any of the Notes Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. The Notes Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Notes Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Notes

Collateral Agent or any Secured Party shall have the right upon any such public sale, and, to the extent permitted by applicable law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, and the Notes Collateral Agent or such Secured Party may, subject to (x) the satisfaction in full in cash of all payments due pursuant to Section 5.4(a)(i) hereof and (y) the satisfaction of the Secured Obligations in accordance with the priorities set forth in Section 5.4(a) hereof, pay the purchase price by crediting the amount thereof against the Secured Obligations. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Notes Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Notes Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by applicable law, each Grantor hereby waives any claim against the Notes Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Notes Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor further agrees, at the Notes Collateral Agent’s request, to assemble the Collateral and make it available to the Notes Collateral Agent at places which the Notes Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Notes Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.5 in accordance with the provisions of Section 5.4 hereof. As an alternative to exercising the power of sale herein conferred upon it, the Notes Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.5 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the NY UCC or its equivalent in other jurisdictions.
5.6. Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by the Notes Collateral Agent or any Secured Party to collect such deficiency.
5.7. Amendments, etc. with Respect to the Secured Obligations; Waiver of Rights. Each Grantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Grantor and without notice to or further assent by any Grantor, (a) any demand for payment of any of the Secured Obligations made by the Notes Collateral Agent or any other Secured Party may be rescinded by such party and any of the Secured Obligations continued, (b) the Secured Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Notes Collateral Agent or any other Secured Party, (c) the Notes Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with the terms of the applicable Notes Document or Other Pari Passu Lien Obligations Agreement, and (d) any collateral security, guarantee or right of offset at any time held by the Notes Collateral Agent or any other Secured Party for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released. Neither the Notes Collateral Agent nor any other Secured Party shall have any obligation to protect, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for this Agreement or any property subject thereto. When making any demand hereunder against any Grantor, the Notes Collateral Agent or any other Secured Party, may, but shall be under no obligation to, make a similar demand on any of the Issuers or any other Grantor, and any failure by the Notes Collateral Agent or any other Secured Party to make any such demand or to collect any payments from any of the Issuers or any other Grantor or any release of any of the Issuers or any other Grantor shall not relieve any Grantor in respect of which a demand or collection is not made or any Grantor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Notes Collateral Agent or any other Secured Party against any Grantor. For the purpose hereof “demand” shall include the commencement and continuance of any legal proceedings.

6. The Notes Collateral Agent.
6.1. Notes Collateral Agent’s Appointment as Attorney-in-Fact, etc.
(a) Each Grantor hereby appoints, which appointment is irrevocable and coupled with an interest, effective upon the occurrence and during the continuation of an Event of Default, the Notes Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, for the purpose of carrying out the terms of this Agreement and the other Notes Documents, to take any and all appropriate action and to execute any and all documents and instruments which the Notes Collateral Agent may deem necessary or desirable to accomplish the purposes of this Agreement and the other Notes Documents, and, without limiting the generality of the foregoing, each Grantor hereby gives the Notes Collateral Agent the power and right, on behalf of such Grantor, either in the Notes Collateral Agent’s name or in the name of such Grantor or otherwise, without assent by such Grantor, to do any or all of the following at the same time or at different times, in each case after the occurrence and during the continuation of an Event of Default and after written notice by the Notes Collateral Agent of its intent to do so, and in each case subject to the terms of the Intercreditor Agreement:
(i) take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Notes Collateral Agent for the purpose of collecting any and all such moneys due under any Account or with respect to any other Collateral whenever payable;
(ii) in the case of any Patents, Trademarks or Copyrights, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Notes Collateral Agent may reasonably request to evidence the Notes Collateral Agent’s and the Secured Parties’ Security Interest in such Patents, Trademarks or Copyrights and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;
(iii) pay or discharge taxes and Liens levied or placed on or threatened against any Collateral;
(iv) execute, in connection with any sale provided for in Section 5.5, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;
(v) obtain, pay and adjust insurance required to be maintained by such Grantor or paid to the Notes Collateral Agent pursuant to the Indenture;
(vi) send verifications of Accounts to any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account;

(vii) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Notes Collateral Agent or as the Notes Collateral Agent shall direct;
(viii) ask or demand for, collect and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;
(ix) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;
(x) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;
(xi) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral (with such Grantor’s consent (not to be unreasonably withheld or delayed) to the extent such action or its resolution could materially affect such Grantor or any of its Affiliates in any manner other than with respect to its continuing rights in such Collateral; provided that such consent right shall not limit any other rights or remedies available to the Notes Collateral Agent at law);
(xii) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Notes Collateral Agent may deem appropriate (with such Grantor’s consent (not to be unreasonably withheld or delayed) to the extent such action or its resolution could materially affect such Grantor or any of its Affiliates in any manner other than with respect to its continuing rights in such Collateral; provided that such consent right shall not limit any other rights or remedies available to the Notes Collateral Agent at law);
(xiii) assign any Intellectual Property Collateral throughout the world for such term or terms, on such conditions, and in such manner, as the Notes Collateral Agent shall in its reasonable business discretion determine; and
(xiv) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Notes Collateral Agent were the absolute owner thereof for all purposes, and do, at the Notes Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things that the Notes Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Notes Collateral Agent’s and the Secured Parties’ Security Interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
Anything in this Section 6.l(a) to the contrary notwithstanding, the Notes Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.
(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Notes Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Notes Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1 shall be payable by such Grantor to the Notes Collateral Agent on demand.
(d) Each Grantor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the Security Interests created hereby are released.
6.2. Duty of Notes Collateral Agent. The Notes Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the NY UCC or otherwise, shall be to deal with it in the same manner as the Notes Collateral Agent deals with similar property for its own account. The Notes Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Notes Collateral Agent accords its own property. Neither the Notes Collateral Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Notes Collateral Agent and the other Secured Parties hereunder are solely to protect the Notes Collateral Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Notes Collateral Agent or any other Secured Party to exercise any such powers. The Notes Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
6.3. Authority of Notes Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Notes Collateral Agent under this Agreement with respect to any action taken by the Notes Collateral Agent or the exercise or non-exercise by the Notes Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Notes Collateral Agent and the other Secured Parties, be governed by this Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Notes Collateral Agent and the Grantors, the Notes Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
6.4. Security Interest Absolute. All rights of the Notes Collateral Agent hereunder, the Security Interests created hereby and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture, any other Notes Document, Other Pari Passu Lien Obligations Agreement, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, any other Notes Document, Other Pari Passu Lien Obligations Agreement or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

6.5. Continuing Security Interest; Assignments Under the Notes Documents; Release.
(a) A Subsidiary Grantor shall automatically be released from its obligations hereunder and the Security Interests in the Collateral of such Subsidiary Grantor created hereby shall be automatically released upon the consummation of any transaction permitted by the Indenture, as a result of which such Subsidiary Grantor ceases to be a Restricted Subsidiary of the Company or otherwise becomes an Excluded Subsidiary; provided that the Applicable Authorized Representative shall have consented to such transaction (to the extent such consent is required by, as applicable, the Indenture or any Other Pari Passu Lien Obligations Agreement(s)) and the terms of such consent did not provide otherwise.
(b) The Security Interests in Collateral created hereby securing the Notes Obligations shall be released pursuant to the terms set forth in the Indenture. The Security Interest in Collateral created hereby securing the Other Pari Passu Lien Obligations shall be released on the terms set forth in the applicable Other Pari Passu Lien Obligations Agreement.
(c) In connection with any termination or release pursuant to this Section 6.5, the Notes Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release; provided, however, that with respect to the release of any item of Collateral pursuant to this Section 6.5 in connection with any request of evidence of termination or release made of the Notes Collateral Agent, the Notes Collateral Agent may request that the Grantor deliver a certificate of an Authorized Officer to the effect that the sale or transfer transaction is in compliance with the Notes Documents and as to such other matters as the Notes Collateral Agent may request. Any execution and delivery of documents pursuant to this Section 6.5 shall be without recourse to or warranty by the Notes Collateral Agent.
6.6. Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Notes Collateral Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any of the Issuers or any other Grantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any of the Issuers or any other Grantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
6.7. Enforcement. Subject to the Notes Collateral Agent’s rights under Sections 6.1 and 7.3 of this Agreement and the Notes Documents and whether or not a Default has occurred under the Indenture or under an Other Pari Passu Lien Obligations Agreement or both, the Applicable Authorized Representative may (to the extent provided (whether in general or specific terms) by, as applicable, the Indenture or any Other Pari Passu Lien Obligations Agreement(s)) direct the Notes Collateral Agent in exercising any right or remedy available to the Notes Collateral Agent under this Agreement or any other Notes Document. No Secured Party (other than the Notes Collateral Agent) shall have any individual right to pursue any remedies under this Agreement or the other Notes Documents against any Grantor.
7. Miscellaneous.
7.1. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Grantor and the Notes Collateral Agent in accordance with Article 9 of the Indenture and the relevant provisions of each Other Pari Passu Lien Obligations Agreement; provided, however, that this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through agreements substantially in the form of Exhibit 1 and Exhibit 2, respectively, in each case duly executed by each Grantor directly affected thereby.

7.2. Notices. All notices, requests and demands to or upon Notes Collateral Agent, any Authorized Representative or any Grantor hereunder shall be effected in the manner provided for in Section 13.02 of the Indenture; provided, however, that any such notice, request or demand to or upon any Grantor shall be addressed to the Company’s notice address set forth in such Section 13.02 and any notice to any Authorized Representative shall be addressed to the address set forth in the Other Pari Passu Lien Secured Party Consent, as may be amended by further notice to parties hereto.
7.3. No Waiver by Course of Conduct; Cumulative Remedies. Neither the Notes Collateral Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 7.1 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof, the Other Pari Passu Lien Obligations Agreement or of any other applicable Notes Document. No failure to exercise, nor any delay in exercising, on the part of the Notes Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Notes Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Notes Collateral Agent or such other Secured Party would otherwise have on any other occasion. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
7.4. Enforcement Expenses; Indemnification.
(a) Each Grantor agrees to pay any and all reasonable and documented expenses (including all reasonable fees and disbursements of counsel) that may be paid or incurred by any Secured Party in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Secured Obligations and/or enforcing any rights with respect to, or collecting against, such Grantor under this Agreement to the extent any of the Issuers would be required to do so pursuant to Section 7.07 of the Indenture.
(b) Each Grantor agrees to pay, and to hold the Notes Collateral Agent and the other Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement to the extent any of the Issuers would be required to do so pursuant to Section 7.07 of the Indenture.
(c) Without limitation of its indemnification obligations under the other Notes Documents, each Grantor agrees to pay, and to hold the Notes Collateral Agent and the other Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent any of the Issuers would be required to do so pursuant to Section 7.07 of the Indenture.
(d) Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents. The agreements in this Section 7.4 shall survive termination of this Agreement or any other Notes Document, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Notes Document or any investigation made by or on behalf of the Notes Collateral Agent or any other Secured Party. All amounts due under this Section 7.4 shall be payable on written demand therefor.

7.5. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Notes Collateral Agent, except pursuant to a transaction expressly permitted by the Indenture.
7.6. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission (i.e., a “pdf” or “tif”)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Notes Collateral Agent and the Company.
7.7. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
7.8. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
7.9. Integration. This Agreement represents the agreement of each of the Grantors with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Notes Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Notes Documents.
7.10. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
7.11. Submission To Jurisdiction Waivers. Each Grantor hereby irrevocably and unconditionally:
(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Notes Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;
(b) consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 7.2 or at such other address of which the Notes Collateral Agent shall have been notified pursuant thereto;
(d) agrees that nothing herein shall affect the right of the Notes Collateral Agent or any other Secured Party to effect service of process in any other manner permitted by applicable law or shall limit the right of the Notes Collateral Agent or any other Secured Party to sue in any other jurisdiction; and
(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 7.11 any special, exemplary, punitive or consequential damages.
7.12. Acknowledgments. Each Grantor hereby acknowledges that:
(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Notes Documents to which it is a party;
(b) neither the Notes Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Notes Documents, and the relationship between the Grantors, on the one hand, and the Notes Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;
(c) no joint venture is created hereby or by the other Notes Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties; and
(d) upon any Event of Default, the Notes Collateral Agent may proceed without notice against any Grantor and any Collateral to collect and recover the full amount of any Obligation then due, without first proceeding against any other Grantor or any other Collateral and without first joining any other Grantor in any proceeding.
7.13. Additional Grantors. Each Domestic Subsidiary of the Company that is required to become a party to this Agreement pursuant to Section 4.15 of the Indenture or pursuant to any Other Pari Passu Lien Obligations Agreement and the terms hereof shall become a Grantor, with the same force and effect as if originally named as a Grantor herein, for all purposes of this Agreement upon execution and delivery by such Subsidiary of a Supplement substantially in the form of Exhibit 1 hereto. The execution and delivery of any instrument adding an additional Grantor as a party to this Agreement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.
7.14. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY OTHER NOTES DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

7.15. Intercreditor Agreement and Indenture Govern. Notwithstanding anything herein to the contrary, this Agreement, the Liens and Security Interests granted to the Notes Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement and the exercise of any right or remedy by the Notes Collateral Agent and the other Secured Parties hereunder, in each case, with respect to the Revolving Priority Collateral and Revolving Liens are subject to the provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement and this Agreement with respect to the Revolving Priority Collateral and Revolving Liens, the provisions of the Intercreditor Agreement shall prevail. Subject to the preceding sentence, in the event of any conflict between the terms of this Agreement and the Indenture, as among the Grantors, the Notes Collateral Agent, the Trustee and the Holders of the Notes, the Indenture shall prevail.
7.16. Obligations of Grantors. Notwithstanding anything herein to the contrary, prior to the Discharge of Revolving Obligations (as defined in the Intercreditor Agreement), so long as the Revolving Collateral Agent pursuant to the Revolving Loan Documents is acting as bailee and non-fiduciary agent for perfection on behalf of the Notes Collateral Agent pursuant to the terms of the Intercreditor Agreement, any obligation of any Grantor in this Agreement that requires (or any representation or warranty hereunder to the extent that it would have the effect of requiring) (i) delivery of Collateral to, or the possession or control of Collateral with, the Notes Collateral Agent shall be deemed complied with and satisfied (or, in the case of any representation or warranty hereunder, shall be deemed to be true) if such delivery of Collateral is made to, or such possession or control of Collateral is with, the Revolving Collateral Agent pursuant to the Revolving Loan Documents or (ii) other than with respect to any releases of Liens on any Collateral, the consent of the Notes Collateral Agent regarding Revolving Priority Collateral shall not be unreasonably withheld or delayed to the extent the Revolving Collateral Agent has given such consent.
7.17. Other Pari Passu Lien Obligations. On or after the date hereof and so long as expressly permitted by the Indenture and any Other Pari Passu Lien Obligations Agreement then outstanding, the Company may from time to time designate Indebtedness at the time of incurrence to be secured on a pari passu basis with the Notes Obligations as Other Pari Passu Lien Obligations hereunder by delivering to the Notes Collateral Agent and each Authorized Representative (a) a certificate signed by an Officer of the Company (i) identifying the obligations so designated and the initial aggregate principal amount or face amount thereof, (ii) stating that such obligations are designated as Other Pari Passu Lien Obligations for purposes hereof, (iii) representing that such designation of such obligations as Other Pari Passu Lien Obligations complies with the terms of the Indenture and any Other Pari Passu Lien Obligations Agreement then outstanding and (iv) specifying the name and address of the Authorized Representative for such obligations and (b) a fully executed Other Pari Passu Lien Secured Party Consent (in the form attached as Exhibit 4). Each Authorized Representative agrees that upon the satisfaction of all conditions set forth in the preceding sentence, the Notes Collateral Agent shall act as agent under this Agreement for the Authorized Representative and the holders of such Other Pari Passu Lien Obligations and as collateral agent for the benefit of all Secured Parties, including without limitation, any Secured Parties that hold any such Other Pari Passu Lien Obligations, and each Authorized Representative agrees to the appointment, and acceptance of the appointment, of the Notes Collateral Agent for the Authorized Representative and the holders of such Other Pari Passu Lien Obligations as set forth in each Other Pari Passu Lien Secured Party Consent and agrees, on behalf of itself and each Secured Party it represents, to be bound by this Agreement, the Other Pari Passu Lien Secured Party Consent and the Intercreditor Agreement.
[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

ASSOCIATED MATERIALS, LLC, as a Grantor
By:	/s/ Stephen E. Graham
	Name:	Stephen E. Graham
	Title:	Vice President — Chief Financial Officer, Treasurer and Secretary

GENTEK HOLDINGS, LLC, as a Grantor
By:	/s/ Stephen E. Graham
	Name:	Stephen E. Graham
	Title:	Vice President — Chief Financial Officer, Treasurer and Secretary

GENTEK BUILDING PRODUCTS, INC., as a Grantor
By:	/s/ Stephen E. Graham
	Name:	Stephen E. Graham
	Title:	Vice President — Chief Financial Officer, Treasurer and Secretary
[Signature Page to Notes Security Agreement]

CAREY NEW FINANCE, INC., as a Grantor
By:	/s/ Erik D. Ragatz
	Name:	Erik D. Ragatz
	Title:	President, Treasurer and Secretary
[Signature Page to Notes Security Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Notes Collateral Agent
By:	/s/ John C. Stohlmann
	Name:	John C. Stohlmann
	Title:	Vice President
[Signature Page to Notes Security Agreement]

ANNEX A TO THE
NOTES SECURITY AGREEMENT
US SUBSIDIARY GRANTORS
US Subsidiary Grantors
GENTEK HOLDINGS, LLC
GENTEK BUILDING PRODUCTS, INC.
CAREY NEW FINANCE, INC.
Notice Address for All Grantors
Phone:
Facsimile:
Attention:

SCHEDULE 1 TO THE
NOTES SECURITY AGREEMENT
UNITED STATES REGISTERED INTELLECTUAL PROPERTY
A. UNITED STATES COPYRIGHT REGISTRATIONS
None
B. UNITED STATES PATENTS AND PATENT APPLICATIONS

		Issue/Filing
Title	Patent/Applic. No	Date	Record Owner
U.S. Issued Patents
Siding Panel with Interlocking Projection	5,775,042	7/7/1998	Associated Materials, LLC
Interlocking Siding Panel	5,878,543	3/9/ 1999	Associated Materials, LLC
Splicing Member for Siding Panels	6,050,041	4/18/2000	Associated Materials, LLC
Clip for Siding Panels	6,367,220	4/9/2002	Associated Materials, LLC
Splicing Member for Siding Panels	6,393,792	5/28/2002	Associated Materials, LLC
Siding Panel with Insulated Backing Panel	7,188,454	3/13/2007	Associated Materials, LLC
Siding Panel with Insulated Backing Panel	7,040,067	5/9/2006	Associated Materials, LLC
Splicer for Siding Panel Assembly	7,478,507	1/20/2009	Associated Materials, LLC
Modular fencing components	5,421,556	6/6/1995	Associated Materials, LLC
Vinyl door panel section	5,445,208	8/29/1995	Gentek Building Products, Inc.
Interlocking panel and method of making the same	5,661,939	9/2/1997	Gentek Building Products, Inc.

		Issue/Filing
Title	Patent/Applic. No	Date	Record Owner
Plastic covered articles for railings and a method of making the same	5,759,660	6/2/1998	Gentek Building Products, Inc.
Tubular fencing components formed from plastic sheet material	5,899,239	5/41999	Associated Materials, LLC
Fencing system with partial wrap components and tongue and groove board substitute	6,311,955	11/6/2001	Associated Materials, LLC
Post structure	5,704,188	1/6/1998	Associated Materials, LLC
Interlocking panel with channel nailing hem	6,370,832	4/16/2002	Associated Materials, LLC
Cap for tubular construction components and connector	6,804,921	10/19/2004	Associated Materials, LLC
Method for extruding plastic with accent color pattern	5,387,381	3/7/1995	Gentek Building Products, Inc.
U.S. Patent Applications
Siding Panel with Insulated Backing Panel	11/462,477	9/29/2006	Associated Materials, LLC
Siding Panel Assembly with Splicing Member and Insulating Panel	12/056,731	3/27/2008	Associated Materials, LLC
Siding Panel Formed of Polymer and Wood Flour	12/414,746	3/31/2009	Associated Materials, LLC
U.S. Design Patents
Siding Element	D603,067	10/27/2009	Associated Materials, LLC
Siding Element	D603,068	10/27/2009	Associated Materials, LLC
Siding Element	D603,069	10/27/2009	Associated Materials, LLC Materials, LLC
C. UNITED STATES REGISTERED TRADEMARKS AND TRADEMARK APPLICATIONS
See Attached

SCHEDULE 2 TO THE
NOTES SECURITY AGREEMENT
EXCLUSIVE IP AGREEMENTS
License agreement between Acuity Management, Inc. (Licensor) and Gentek Building Products, Inc. (Licensee) dated January 1st, 1998, as extended in a License Agreement Extension (not dated), for use of the Revere Marks.

SCHEDULE 3 TO THE
NOTES SECURITY AGREEMENT
COMMERCIAL TORT CLAIMS
None

EXHIBIT 1 TO THE
NOTES SECURITY AGREEMENT
SUPPLEMENT NO. [     ], dated as of [                    ] (this “Supplement”), to the NOTES SECURITY AGREEMENT, dated as of October 13, 2010 (the “Notes Security Agreement”), among ASSOCIATED MATERIALS, LLC, a Delaware limited liability company (the “Company”), and each of the subsidiaries of the Company listed on Annex A thereto (each such subsidiary, individually, a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; and, together with the Company, collectively, the “Grantors”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as notes collateral agent for the Secured Parties (in such capacity, together with its successors in such capacity, the “Notes Collateral Agent”).
A. Capitalized terms used herein and not otherwise defined herein (including terms used in the preamble and the recitals) shall have the meanings assigned to such terms in the Notes Security Agreement.
B. The rules of construction and other interpretive provisions specified in Section 1.4 of the Indenture shall apply to this Supplement, including terms defined in the preamble and recitals hereto.
C. Section 7.13 of the Notes Security Agreement provides that each Domestic Subsidiary of any of the Company that is required to become a party to the Notes Security Agreement pursuant to Section 4.15 of the Indenture and the terms hereof shall become a Grantor, with the same force and effect as if originally named as a Grantor therein, for all purposes of the Notes Security Agreement upon execution and delivery by such Subsidiary of an instrument in the form of this Supplement. Each undersigned Grantor (each, a “New Grantor”) is executing this Supplement in accordance with the requirements of the Notes Security Agreement to become a Grantor under the Notes Security Agreement as consideration for the Secured Obligations.
Accordingly, the Notes Collateral Agent and the New Grantors agree as follows:
SECTION 1. In accordance with Section 7.13 of the Notes Security Agreement, each New Grantor by its signature below becomes a Grantor under the Notes Security Agreement with the same force and effect as if originally named therein as a Grantor and each New Grantor hereby (a) agrees to all the terms and provisions of the Notes Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date). In furtherance of the foregoing, each New Grantor, as security for the payment and performance in full of the Secured Obligations, does hereby assign, pledge, mortgage and hypothecate to the Notes Collateral Agent, for the benefit of the Secured Parties, and hereby grants to the Notes Collateral Agent, for the benefit of the Secured Parties, a Security Interest in all of the Collateral of such New Grantor, in each case whether now or hereafter existing or in which now has or hereafter acquires an interest. Each reference to a “Grantor” in the Notes Security Agreement shall be deemed to include each New Grantor. The Notes Security Agreement is hereby incorporated herein by reference.
SECTION 2. Each New Grantor represents and warrants to the Notes Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws affecting creditors’ rights generally and subject to general principles of equity (whether considered in a proceeding in equity or law).

Ex. 1-1

SECTION 3. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission (i.e. a “pdf” or “tif”)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Notes Collateral Agent and the Company. This Supplement shall become effective as to each New Grantor when the Notes Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such New Grantor and the Notes Collateral Agent.
SECTION 4. Such New Grantor hereby represents and warrants that (a) set forth on Schedule A attached hereto is (i) the legal name of such New Grantor, (ii) the jurisdiction of incorporation or organization of such New Grantor, (iii) the identity or type of organization or corporate structure of such New Grantor and (iv) the Federal Taxpayer Identification Number and organizational number of such New Grantor and (b) as of the date hereof (i) Schedule B hereto sets forth all of the Registered Intellectual Property owned by such New Grantor in its name, and indicates for each such item, as applicable, the application and/or registration number, date and jurisdiction of filing and/or issuance, and the identity of the current applicant or registered owner, (ii) Schedule C hereto sets forth all Exclusive IP Agreements of such New Grantor and (iii) Schedule D sets forth all Commercial Tort Claims in excess of $5,000,000 held by such New Grantor.
SECTION 5. Except as expressly supplemented hereby, the Notes Security Agreement shall remain in full force and effect.
SECTION 6. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 7. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Notes Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 8. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.02 of the Indenture. All communications and notices hereunder to each New Grantor shall be given to it in care of the Company at the Company’s address set forth in Section 13.02 of the Indenture.
SECTION 9. Each New Grantor agrees to reimburse the Notes Collateral Agent for its reasonable and documented out-of-pocket expenses in connection with this Supplement, including the reasonable and documented fees, other charges and disbursements of counsel for the Notes Collateral Agent.

Ex. 1-2

IN WITNESS WHEREOF, each New Grantor and the Notes Collateral Agent have duly executed this Supplement to the Notes Security Agreement as of the day and year first above written.

[NEW GRANTOR(S)],
By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Notes Collateral Agent
By:
Name:
Title:

Ex. 1-3

SCHEDULE A
TO SUPPLEMENT NO. __ TO THE
NOTES SECURITY AGREEMENT
CORPORATE INFORMATION

Federal Taxpayer
	Jurisdiction of		Identification Number
	Incorporation or	Type of Organization or	and Organizational
Legal Name	Organization	Corporate Structure	Identification Number

Ex. 1-4

SCHEDULE B
TO SUPPLEMENT NO. ___ TO THE
NOTES SECURITY AGREEMENT
UNITED STATES REGISTERED INTELLECTUAL PROPERTY
A. UNITED STATES COPYRIGHT REGISTRATIONS

Registered Owner/Grantor	Title	Registration Number

B. UNITED STATES PATENTS AND PATENT APPLICATIONS

		Registration	Application
Registered Owner/Grantor	Patent Title	No.	No.

C. UNITED STATES REGISTERED TRADEMARKS AND TRADEMARK APPLICATIONS

		Registration	Application
Registered Owner/Grantor	Trademark Title	No.	No.

Ex. 1-5

SCHEDULE C
TO SUPPLEMENT NO. ___ TO THE
NOTES SECURITY AGREEMENT
EXCLUSIVE IP AGREEMENTS

Ex. 1-6

SCHEDULE D
TO SUPPLEMENT NO. ___ TO THE
NOTES SECURITY AGREEMENT
COMMERCIAL TORT CLAIMS

Ex. 1-7

EXHIBIT 2 TO THE
NOTES SECURITY AGREEMENT
SUPPLEMENT NO. [     ], dated as of [                    ] (this “Supplement”), to the NOTES SECURITY AGREEMENT, dated as of October 13, 2010 (the “Notes Security Agreement”), among ASSOCIATED MATERIALS, LLC, a Delaware limited liability company (the “Company”), and each of the subsidiaries of the Company listed on Annex A thereto (each such subsidiary, individually, a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; and, together with the Company, collectively, the “Grantors”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as notes collateral agent for the Secured Parties (in such capacity, together with its successors in such capacity, the “Notes Collateral Agent”).
A. Capitalized terms used herein and not otherwise defined herein (including terms used in the preamble and the recitals) shall have the meanings assigned to such terms in the Notes Security Agreement.
B. The rules of construction and other interpretive provisions specified in Section 1.04 of the Indenture shall apply to this Supplement, including terms defined in the preamble and recitals hereto.
C. Pursuant to Section 4.1(c) of the Notes Security Agreement, each Grantor has agreed to deliver to the Notes Collateral Agent a written supplement substantially in the form of Exhibit 2 thereto with respect to any After-Acquired Intellectual Property Collateral. The Grantors have identified the additional After-Acquired Intellectual Property Collateral acquired by such Grantors after the date of the Notes Security Agreement set forth on Schedules I and II hereto (collectively, the “Additional Collateral”).
Accordingly, the Notes Collateral Agent and the Grantors agree as follows:
SECTION 1. Schedules 1 and 2 of the Notes Security Agreement are hereby supplemented, as applicable, by the information set forth in Schedules I and II hereto.
SECTION 2. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission (i.e., a “pdf” or “tif”)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Notes Collateral Agent and the Company. This Supplement shall become effective as to each Grantor when the Notes Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such Grantor and the Notes Collateral Agent.
SECTION 3. Except as expressly supplemented hereby, the Notes Security Agreement shall remain in full force and effect.
SECTION 4. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Ex. 2-1

SECTION 5. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Notes Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 6. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.02 of the Indenture. All communications and notices hereunder to each Grantor shall be given to it in care of the Company at the Company’s address set forth in Section 13.02 of the Indenture.
SECTION 7. Each Grantor agrees to reimburse the Notes Collateral Agent for its reasonable and documented out-of-pocket expenses in connection with this Supplement, including the reasonable and documented fees, other charges and disbursements of counsel for the Notes Collateral Agent.

Ex. 2-2

IN WITNESS WHEREOF, each Grantor and the Notes Collateral Agent have duly executed this Supplement to the Notes Security Agreement as of the day and year first above written.

[GRANTORS],
By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Notes Collateral Agent
By:
Name:
Title:

Ex. 2-3

SCHEDULE I
TO SUPPLEMENT NO. ___ TO THE
NOTES SECURITY AGREEMENT
UNITED STATES REGISTERED INTELLECTUAL PROPERTY
A. UNITED STATES COPYRIGHT REGISTRATIONS

Registered Owner/Grantor	Title	Registration Number

B. UNITED STATES PATENTS AND PATENT APPLICATIONS

		Registration	Application
Registered Owner/Grantor	Patent Title	No.	No.

C. UNITED STATES REGISTERED TRADEMARKS AND TRADEMARK APPLICATIONS

		Registration	Application
Registered Owner/Grantor	Trademark Title	No.	No.

Ex. 2-4

SCHEDULE II
TO SUPPLEMENT NO. ___ TO THE
NOTES SECURITY AGREEMENT
EXCLUSIVE IP AGREEMENTS

Ex. 2-5

EXHIBIT 3 TO THE
NOTES SECURITY AGREEMENT
FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT
This INTELLECTUAL PROPERTY SECURITY AGREEMENT (the “IP Security Agreement”), dated as of [_____], 20[_], among the Person listed on the signature pages hereof (the “Grantor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as notes collateral agent for the Secured Parties (in such capacity, together with its successors in such capacity, the “Notes Collateral Agent”).
A. Capitalized terms used herein and not otherwise defined herein (including terms used in the preamble and the recitals) shall have the meanings assigned to such terms in the NOTES SECURITY AGREEMENT, dated as of October 13, 2010 (the “Notes Security Agreement”), among ASSOCIATED MATERIALS, LLC, a Delaware limited liability company (the “Company”), and each of the subsidiaries of the Company listed on Annex A thereto (each such subsidiary, individually, a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; and, together with the Company, collectively, the “Grantors”), and the Notes Collateral Agent.
B. The rules of construction and other interpretive provisions specified in the Indenture shall apply to this Supplement, including terms defined in the preamble and recitals hereto.
C. Pursuant to Section 4.4(e) of the Notes Security Agreement, Grantor has agreed to execute or otherwise authenticate this IP Security Agreement for recording the Security Interest granted under the Notes Security Agreement to the Notes Collateral Agent in such Grantor’s United States Registered Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office and any other Governmental Authorities located in the United States necessary to perfect the Security Interest hereunder in such Registered Intellectual Property.
Accordingly, the Notes Collateral Agent and Grantor agree as follows:
SECTION 1. Grant of Security.1 The Grantor hereby grants to the Notes Collateral Agent for the benefit of the Secured Parties a Security Interest in all of such Grantor’s right, title and interest in and to the [United States Trademark registrations and applications] [United States Patent registrations and applications] [United States Copyright registrations and applications] set forth in Schedule A hereto (collectively, the “Collateral”).
SECTION 2. Security for Obligations. The grant of a Security Interest in the Collateral by Grantor under this IP Security Agreement secures the payment of all amounts that constitute part of the Secured Obligations and would be owed to the Notes Collateral Agent or the Secured Parties but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Grantor.
SECTION 3. Recordation. Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents, the Commissioner for Trademarks and any other applicable governmental officer located in the United States record this IP Security Agreement.

[1]	Separate agreements should be entered in respect of patents, trademarks, and copyrights.

Ex. 3-1

SECTION 4. Grants, Rights and Remedies. This IP Security Agreement has been entered into in conjunction with the provisions of the Notes Security Agreement. Grantor does hereby acknowledge and confirm that the grant of the Security Interest hereunder to, and the rights and remedies of, the Notes Collateral Agent with respect to the Collateral are more fully set forth in the Notes Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this IP Security Agreement and the terms of the Notes Security Agreement, the terms of the Notes Security Agreement shall govern.
SECTION 5. Counterparts. This IP Security Agreement may be executed by one or more of the parties to this IP Security Agreement on any number of separate counterparts (including by facsimile or other electronic transmission (i.e., a “pdf” or “tif”)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
SECTION 6. GOVERNING LAW. THIS IP SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 7. Severability. Any provision of this IP Security Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Notes Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 8. Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.02 of the Indenture. All communications and notices hereunder to Grantor shall be given to it in care of the Company at the Company’s address set forth in Section 13.02 of the Indenture.
SECTION 9. Expenses. Grantor agrees to reimburse the Notes Collateral Agent for its reasonable and documented out-of-pocket expenses in connection with this IP Security Agreement, including the reasonable and documented fees, other charges and disbursements of counsel for the Notes Collateral Agent.

Ex. 3-2

IN WITNESS WHEREOF, Grantor and the Notes Collateral Agent have duly executed this IP Security Agreement as of the day and year first above written.

[NAME OF GRANTOR],
By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION as Notes Collateral Agent
By:
Name:
Title:

Ex. 3-3

SCHEDULE A TO THE
INTELLECTUAL PROPERTY
SECURITY AGREEMENT
UNITED STATES TRADEMARKS/UNITED STATES PATENTS/
UNITED STATES COPYRIGHTS]

Ex. 3-4

EXHIBIT 4
TO THE
NOTES SECURITY AGREEMENT
FORM OF OTHER PARI PASSU LIEN SECURED PARTY CONSENT
[Name of Authorized Representative]
[Address of Authorized Representative]
[Date]
The undersigned is the Authorized Representative for [list names of new secured parties] who have evidenced in writing their intent and consent to become Secured Parties (the “New Secured Parties”) under the Notes Security Agreement, dated as of October 13, 2010 (the “Notes Security Agreement”), by and among Associated Materials, LLC, a Delaware limited liability company (the “Company”), the subsidiaries of the Company party thereto and Wells Fargo Bank, National Association, as Notes Collateral Agent. Terms used herein but not defined herein have the meanings assigned to such terms in the Notes Security Agreement.
In consideration of the foregoing, the undersigned Authorized Representative hereby:
(i) represents that the Authorized Representative has been duly authorized by the New Secured Parties to become a party to the Notes Security Agreement on behalf of the New Secured Parties under that [DESCRIBE OPERATIVE AGREEMENT] (the “New Secured Obligations”) and to act as the Authorized Representative for the New Secured Parties, including to appoint the Collateral Agent as set forth below;
(ii) acknowledges that each of the New Secured Parties has received a copy of the Notes Security Agreement, the Intercreditor Agreement and the Indenture, and accepts, acknowledges and agrees for itself and each New Secured Party to be bound in all respects by the terms of the Notes Security Agreement, including the provisions of the Indenture incorporated therein by reference;
(iii) appoints and authorizes the Notes Collateral Agent, as Collateral Agent for the New Secured Parties under the Notes Security Agreement and the Intercreditor Agreement, to take such action as agent on its behalf and on behalf of all other Secured Parties and to exercise such powers under the Notes Security Agreement and the Intercreditor Agreement as are delegated to the Notes Collateral Agent by the terms thereof;
(iv) accepts, acknowledges and agrees for itself and each New Secured Party to be bound in all respects by the terms of the Intercreditor Agreement applicable to it and the New Secured Parties and agrees to serve as Authorized Representative for the New Secured Parties with respect to the New Secured Obligations and agrees on its own behalf and on behalf of the New Secured Parties to be bound by the terms thereof applicable to holders of Other Pari Passu Lien Obligations, with all the rights and obligations of a Notes Claimholder (as defined in the Intercreditor Agreement) thereunder and bound by all the provisions thereof (including, without limitation, Section 9.3 thereof) as fully as if it had been a Notes Claimholder on the effective date of the Intercreditor Agreement and agrees that its address for receiving notices pursuant to the Notes Security Agreement and the other Security Documents shall be as follows:
[Address]
The New Secured Parties shall be the Authorized Representative and the holders of the New Secured Obligations.

Ex. 4-1

The Authorized Representative for itself and each New Secured Party does hereby covenant and agree in favor of Notes Collateral Agent that:
a) The Notes Collateral Agent shall have no obligation whatsoever to the Authorized Representatives or any of the Secured Parties to assure that the Collateral exists or is owned by any Grantor or is cared for, protected, or insured or has been encumbered, or that the Notes Collateral Agent’s liens or security interests have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all or any Grantor’s property constituting collateral intended to be subject to the lien and security interest of the Notes security agreement has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Notes Collateral Agent pursuant to the Notes Security Agreement, any Notes Document or the Intercreditor Agreement other than pursuant to the instructions provided in the Notes Security Agreement, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Notes Collateral Agent shall have no other duty or liability whatsoever to the Authorized Representative or any Secured Party as to any of the foregoing.
b) No provision of the Notes Security Agreement or any Notes Document shall require the Notes Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Required Secured Parties unless the Notes Collateral Agent shall have received indemnity satisfactory to the Notes Collateral Agent against potential costs and liabilities incurred by the Notes Collateral Agent relating thereto. Notwithstanding anything to the contrary contained in the Notes Security Agreement, the Intercreditor Agreement or the Notes Documents, in the event the Notes Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Notes Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Notes Collateral Agent has determined that the Notes Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances unless the Notes Collateral Agent has received security or indemnity from the Secured Parties in an amount and in a form all satisfactory to the Notes Collateral Agent in its sole discretion, protecting the Notes Collateral Agent from all such liability. The Notes Collateral Agent shall at any time be entitled to cease taking any action described above if it no longer reasonably deems any indemnity, security or undertaking from the Grantors or the Secured Parties to be sufficient.
c) The Notes Collateral Agent (i) shall not be liable for any action taken or omitted to be taken by it in connection with the Intercreditor Agreement or any Notes Documents or instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct, (ii) shall not be liable for interest on any money received by it except as the Notes Collateral Agent may agree in writing with the Issuers (and money held in trust by the Notes Collateral Agent need not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Notes Collateral Agent shall not be construed to impose duties to act.

Ex. 4-2

d) In no event shall the Notes Collateral Agent be responsible or liable for any special, indirect, punitive, incidental or consequential loss or damage or any kind whatsoever (including, but not limited to, lost profits) irrespective of whether the Notes Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.
e) The Notes Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by the Grantors under the Notes Security Agreement, the Intercreditor Agreement and the Notes Documents. The Notes Collateral Agent shall not be responsible to the Secured Parties or any other Person for any recitals, statements, information, representations or warranties contained in any Notes Documents or in any certificate, report, statement, or other document referred to or provided for in, or received by the Notes Collateral Agent under or in connection with, the Notes Security Agreement, the Intercreditor Agreement or any Notes Document; the execution, validity, genuineness, effectiveness or enforceability of the Notes Security Agreement, the Intercreditor Agreement and any Notes Documents of any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Notes Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Notes Obligations under the Notes Security Agreement, the Intercreditor Agreement and the Notes Documents. The Notes Collateral Agent shall have no obligation to any Secured Party or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of the Notes Security Agreement, the Intercreditor Agreement and the Notes Documents, or the satisfaction of any conditions precedent contained in the Notes Security Agreement, the Intercreditor Agreement and any Notes Documents. The Notes Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under the Notes Security Agreement, the Intercreditor Agreement and the Notes Documents unless expressly set forth hereunder or thereunder. The Notes Collateral Agent shall have the right at any time to seek instructions from the Required Secured Parties with respect to the administration of the Notes Documents.
f) The Secured Parties hereby agree and acknowledge that the Notes Collateral Agent shall not assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of the Notes Security Agreement, the Intercreditor Agreement, the Notes Documents or any actions taken pursuant hereto or thereto. Further, the Secured Parties hereby agree and acknowledge that in the exercise of its rights under the Notes Security Agreement, the Intercreditor Agreement and the Notes Documents, the Notes Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Notes Collateral Agent in the Collateral, including without limitation the properties under the real property that constitute Collateral, and that any such actions taken by the Notes Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral, including without limitation the real properties that constitute Collateral, as those terms are defined in Section 101(20)(E) of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §§ 9601 et seq., as amended.

Ex. 4-3

(g) The Authorized Representative for itself and on behalf of the New Secured Parties, shall take such action as Notes Collateral Agent may reasonably request to carry out the intent of the foregoing obligations of the Authorized Representative and the New Secured Parties, an including executing, acknowledging, authorizing, delivering or recording or filing additional instruments, agreements or documents.
The Notes Collateral Agent, by acknowledging and agreeing to this Other Pari Passu Lien Secured Party Consent, and in consideration of the foregoing representations, warranties, covenants and agreements of the Authorized Representative and each other New Secured Party accepts the appointment set forth in clause (iii) above.
THIS OTHER PARI PASSU LIEN SECURED PARTY CONSENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Ex. 4-4

IN WITNESS WHEREOF, the undersigned has caused this Other Pari Passu Lien Secured Party Consent to be duly executed by its authorized officer as of the  _____ day of  _____, 20_.

[AUTHORIZED REPRESENTATIVE]
By:
Name:
Title:

Acknowledged and Agreed WELLS FARGO BANK, NATIONAL ASSOCIATION as Notes Collateral Agent

By:

Name:
Title:

ASSOCIATED MATERIALS, LLC

By:

Name:
Title:

Ex. 4-5

Attachment to Schedule 1(C)
ASSOCIATED MATERIALS, LLC D/B/A ALSIDE
U.S. Trademark Registrations & Applications

Mark	Current Owner	Serial No.	Filing Date	Reg. No.	Reg. Date
ALSIDE	Associated Materials, LLC	73/484,883	6/13/1984	1,361,396	9/24/1985
ALSIDE	Associated Materials, LLC	73/484,991	6/13/1984	1,374,768	12/10/1985
ALSIDE — YOUR FRIEND IN THE BUSINESS	Associated Materials, LLC	78/382,430	3/11/2004	3,124,384	8/1/2006
ALSIDE (stylized)	Associated Materials, LLC	73/484,956	6/13/1984	1,362,890	10/1/1985
ALSIDE (stylized)	Associated Materials, LLC	73/459,005	12/29/1983	1,326,987	3/26/1985
ALSIDE (stylized)	Associated Materials, LLC	73/484,971	6/13/1984	1,366,665	10/22/1985
AMHERST	Associated Materials, LLC	78/326,261	11/11/2003	2,982,062	8/2/2005
ARCHITECTURAL CLASSICS	Associated Materials, LLC	78/378,657	3/4/2004	2,959,666	6/7/2005
ARCHITECTURAL SCALLOPS	Associated Materials, LLC	78/122,394	4/17/2002	2,769,198	9/30/2003
BARRIER XP	Associated Materials, LLC	78/342,765	12/18/2003	3,036,616	12/27/2005
BECAUSE LIFE IS FOR LIVING	Associated Materials, LLC	78/306,666	9/29/2003	2,929,845	3/1/2005

Mark	Current Owner	Serial No.	Filing Date	Reg. No.	Reg. Date
BOARD & BATTEN	Associated Materials, LLC	78/180,101	10/30/2002	2,808,598	1/27/2004
BRADENTON PREMIERE	Associated Materials, LLC	77/771,432	6/30/2009
BRIAR-CUT 2000	Associated Materials, LLC	73/484,170	6/8/1984	1,362,889	10/1/1985
BROOKWOOD	Associated Materials, LLC	78/849,340	3/29/2006	3,541,971	12/2/2008
CENTERLOCK	Associated Materials, LLC	78/138,973	6/26/2002	2,741,918	7/29/2003
CENTERLOCK ENERGY CHOICE	Associated Materials, LLC	78/855,572	4/6/2006	3,244,340	5/22/2007
CENTURION	Associated Materials, LLC	78/784,923	1/4/2006	3,244,126	5/22/2007
CHARTER OAK	Associated Materials, LLC	78/127,536	5/9/2002	2,764,215	9/16/2003
CHARTER OAK ENERGY ELITE	Associated Materials, LLC	78/370,408	2/19/2004	2,999,175	9/20/2005
CHROMATRUE	Associated Materials, LLC	77/616,746	11/18/2008	3,755,833	3/2/2010
CLIMASHIELD	Associated Materials, LLC	76/261,919	5/25/2005	2,696,468	3/11/2003
CLIMATECH	Associated Materials, LLC	75/731,557	6/16/1999	2,420,765	1/16/2001
COLORCONNECT	Associated Materials, LLC	78/111,492	2/27/2002	2,775,465	10/21/2003
CONQUEST	Associated Materials, LLC	75/171,036	9/24/1996	2,126,899	1/6/1998
COVENTRY BY ALSIDE	Associated Materials, LLC	77/342,506	12/3/2007	3,577,573	2/17/2009
CYPRESS CREEK	Associated Materials, LLC	77/035,114	11/2/2006	3,540,750	12/2/2008

Mark	Current Owner	Serial No.	Filing Date	Reg. No.	Reg. Date
ENERGYINTEL	Associated Materials, LLC	77/962,486	3/18/2010
ENERGYMAXX	Associated Materials, LLC	78/308,550	10/2/2003	2,958,504	5/31/2005
ETERNA DECK	Associated Materials, LLC	78/130,856	5/23/2002	2,875,556	8/17/2004
ETERNAFENCE	Associated Materials, LLC	78/263,726	6/18/2003	3,060,897	2/21/2006
ETERNAWELD	Associated Materials, LLC	78/453,460	7/20/2004	3,133,969	8/22/2006
EVERRAIL	Associated Materials, LLC	78/593,059	3/23/2005	3,129,028	8/15/2006
EXCALIBUR	Associated Materials, LLC	75/326,044	7/17/1997	2,189,267	9/15/1998
EXCELLENCE SERIES 62	Associated Materials, LLC	77/829,107	9/17/2009
EXTERIOR ACCENTS	Associated Materials, LLC	78/482,503	9/13/2004	3,003,107	9/27/2005
FAIRHAVEN SOUND	Associated Materials, LLC	78/482,510	9/13/2004	3,136,821	8/29/2006
FIRST IMPRESSIONS	Associated Materials, LLC	78/957,791	8/22/2006
FIRST IMPRESSIONS BY ALSIDE	Associated Materials, LLC	77/115,924	2/26/2007
FIRST ON AMERICA’S HOMES	Associated Materials, LLC	73/484,972	6/13/1984	1,361,397	9/24/1985
FIRST ON AMERICA’S HOMES	Associated Materials, LLC	73/484,992	6/13/1984	1,372,534	11/26/1985
FRAMEWORKS	Associated Materials, LLC	77/964,647	3/22/2010
GALLERY	Associated Materials, LLC	76/135,518	9/26/2000	2,901,919	11/9/2004

Mark	Current Owner	Serial No.	Filing Date	Reg. No.	Reg. Date
GALLERY	Associated Materials, LLC	78/472,644	8/24/2004	3,518,129	10/14/2008
GENEVA	Associated Materials, LLC	78/180,107	10/30/2002	2,808,599	1/27/2004
GREENBRIAR	Associated Materials, LLC	78/766,612	12/5/2005	3,250,778	6/12/2007
GREENBRIAR IV	Associated Materials, LLC	74/638,721	2/27/1995	1,945,878	1/2/1996
HARBOR POINTE	Associated Materials, LLC	78/337,637	12/8/2003	3,165,962	10/31/2006
HOMERUN	Associated Materials, LLC	78/116,147	3/20/2002	2,754,487	8/19/2003
ILLUMINATIONS	Associated Materials, LLC	77/771,447	6/30/2009
ISS INSTALLED SALES SOLUTIONS	Associated Materials, LLC	78/855,546	4/6/2006	3,208,465	2/13/2007
LIFEWALL	Associated Materials, LLC	74/231,382	12/17/1991	1,715,783	9/15/1992
LUMINA LX	Associated Materials, LLC	77/829,123	9/17/2009
MERIDIAN	Associated Materials, LLC	77/079,156	1/9/2007	3,485,609	8/12/2008
NEXTSALE NEIGHBORHOOD MARKETING PROGRAM	Associated Materials, LLC	78/440,921	6/24/2004	3,020,158	11/29/2005
ODYSSEY	Associated Materials, LLC	73/588,837	3/19/1986	1,415,900	11/4/1986
ODYSSEY PLUS	Associated Materials, LLC	78/230,631	3/27/2003	3,188,626	12/26/2006
PELICAN BAY	Associated Materials, LLC	78/154,478	8/15/2002	2,801,477	12/30/2003

Mark	Current Owner	Serial No.	Filing Date	Reg. No.	Reg. Date
PLATINUM SERIES INSULATION	Associated Materials, LLC	78/263,725	6/18/2003	3,032,834	12/20/2005
POLYMER P-5000	Associated Materials, LLC	73/531,032	4/8/1985	1,373,253	12/3/1985
PRESERVATION	Associated Materials, LLC	78/236,214	4/10/2003	3,340,790	11/20/2007
PRESERVATION	Associated Materials, LLC	76/203,105	2/1/2001	2,589,831	7/2/2002
PRODIGY	Associated Materials, LLC	78/368,625	2/16/2004	2,979,824	7/26/2005
REVOLUTION	Associated Materials, LLC	78/094,307	11/20/2001	3,074,152	3/28/2006
REVOLUTION BY ALSIDE	Associated Materials, LLC	78/094,312	11/20/2001	3,074,153	3/28/2006
SADDLEWOOD SUPREME	Associated Materials, LLC	74/154,428	4/5/1991	1,704,109	7/28/1992
SATINWOOD	Associated Materials, LLC	73/484,168	6/8/1984	1,376,459	12/17/1985
SAW-KERF	Associated Materials, LLC	72/431,946	8/7/1972	973,218	11/20/1973
SEQUOIA	Associated Materials, LLC	78/326,268	11/11/2003	2,982,063	8/2/2005
SHEFFIELD	Associated Materials, LLC	78/116,496	3/21/2002	2,785,031	11/18/2003
SIGNATURE	Associated Materials, LLC	78/326,273	11/11/2003	2,982,064	8/2/2005
SOLARTHERM	Associated Materials, LLC	77/203,960	6/12/2007	3,525,079	10/28/2008
SOLARZONE	Associated Materials, LLC	78/138,955	6/26/2002	2,805,812	1/13/2004
SUPER STEEL SIDING	Associated Materials, LLC	74/156,139	4/11/1991	1,698,757	7/7/1992

Mark	Current Owner	Serial No.	Filing Date	Reg. No.	Reg. Date
THE ARCHITECTURAL COLOR COLLECTION	Associated Materials, LLC	78/099,211	12/19/2001	2,861,761	7/6/2004
THE CENTURY SERIES	Associated Materials, LLC	73/686,309	9/25/1987	1,494,265	6/28/1988
THE DESIGNER’S SELECTION	Associated Materials, LLC	73/354,368	3/12/1982	1,242,108	6/14/1983
THE NATURE OF SIDING	Associated Materials, LLC	78/717,747	9/21/2005	3,538,704	11/25/2008
THE ULTIMATE FENCE	Associated Materials, LLC	74/411,794	7/13/1993	1,914,954	8/29/1995
TRI-BEAM	Associated Materials, LLC	85/068,313	6/22/2010
TRIMWORKS	Associated Materials, LLC	78/121,757	4/15/2002	2,702,687	4/1/2003
ULTRABEAM	Associated Materials, LLC	76/261,918	5/25/2001	3,194,733	1/2/2007
ULTRAGUARD	Associated Materials, LLC	74/326,518	10/29/1992	1,803,751	11/9/1993
ULTRAMAXX	Associated Materials, LLC	74/107,251	10/19/1990	1,699,824	7/7/1992
VISTAVIEW	Associated Materials, LLC	77/462,060	4/30/2008	3,671,624	8/25/2009
VYNASOL	Associated Materials, LLC	73/484,174	6/8/1984	1,375,459	12/17/1985
WESTBRIDGE	Associated Materials, LLC	78/138,944	6/26/2002	2,793,070	12/9/2003
WILLIAMSPORT	Associated Materials, LLC	74/059,475	5/16/1990	1,656,826	9/10/1991
WINDOWEXPRESS	Associated Materials, LLC	77/237,478	7/24/2007	3,526,021	10/28/2008

GENTEK BUILDING PRODUCTS, INC.
U.S. Trademark Registrations & Applications

			Filing/
	Current	Serial/	Reg.
Mark	Owner	Reg. #	Date
5 Chevron Design	Gentek Building Products, Inc.	75311151 2182235	6-18-97 8-18-98
ADVANTAGE	Gentek Building	73813522	7-19-89
	Products, Inc.	1593047	4-24-90
ADVANTAGE	Gentek Building	73636555	1-15-87
	Products, Inc.	1503931	9-13-88
AMHERST	Gentek Building	76425066	6-25-02
	Products, Inc.	2706936	4-15-03
BLUEPRINT SERIES	Gentek Building	78368665	2-16-04
	Products, Inc.	3005066	10-4-05
CEDARWOOD	Gentek Building	73439485	8-15-83
	Products, Inc.	1309643	12-18-84
CEDARWOOD	Gentek Building	73573853	12-16-85
	Products, Inc.	1403757	8-5-86

			Filing/
	Current	Serial/	Reg.
Mark	Owner	Reg. #	Date
CHEVRON CHECK DESIGN	Gentek Building Products, Inc.	75922587 2426917	2-16-00 2-6-01
COLOR CLEAR THROUGH	Gentek Building	75608038	12-18-88
	Products, Inc.	2515846	12-4-01
COLOR CLEAR THROUGH	Gentek Building	75980482	12-18-98
(Divisional)	Products, Inc.	2539266	2-19-02
CONCORD	Gentek Building	76422216	6-18-02
	Products, Inc.	2709166	4-22-03
DEALER OF DISTINCTION	Gentek Building	77022898	10-17-06
	Products, Inc.	3627447	5-26-09
DRIFTWOOD	Gentek Building	73354281	3-12-82
	Products, Inc.	1231131	3-15-83
DRIFTWOOD	Gentek Building	76441508	8-19-02
	Products, Inc.	2728990	6-24-03

			Filing/
	Current	Serial/	Reg.
Mark	Owner	Reg. #	Date
ENERGYLOGIX	Gentek Building	77925967	2-2-10
	Products, Inc.
ENFUSION	Gentek Building	77927257	2-3-10
	Products, Inc.
ESSEX SERIES	Gentek Building	78490624	9-28-04
	Products, Inc.	3136858	8-29-06
FAIR OAKS	Gentek Building	76425065	6-25-02
	Products, Inc.	2706935	4-15-03
FAIRWEATHER	Gentek Building	75314281	6-24-97
	Products, Inc.	2178369	8-4-98
GENTEK	Gentek Building	75921141	2-16-00
	Products, Inc.	2419250	1-9-01
GENTEK & Design	Gentek Building	75310736	6-18-97
	Products, Inc.	2182231	8-18-98

			Filing/
	Current	Serial/	Reg.
Mark	Owner	Reg. #	Date
GENTEK & Design	Gentek Building Products, Inc.	75920926 2421398	2-16-00 1-16-01
GENTEK BUILDER SERIES	Gentek Building	78374795	2-26-04
	Products, Inc.	3133823	8-22-06
GENTEK MY DESIGN HOME	Gentek Building	77648571	1-13-09
STUDIO & logo	Products, Inc.
OMNIRAIL	Gentek Building	78585464	3-11-05
	Products, Inc.	3134312	8-22-06
OXFORD	Gentek Building	75314277	6-24-97
	Products, Inc.	2176755	7-28-98
PORTFOLIO	Gentek Building	78522608	11-24-04
	Products, Inc.	3496994	9-2-08
PROCLAD	Gentek Building	78577644	3-1-05
	Products, Inc.	3308415	10-9-07
REVERE My Design Home	Gentek Building	77648599	1-13-09
Studio & Logo	Products, Inc.

			Filing/
	Current	Serial/	Reg.
Mark	Owner	Reg. #	Date
SEQUOIA SELECT	Gentek Building	76446200	8-30-02
	Products, Inc.	2734559	7-8-03
SEQUOIA SELECT & Design	Gentek Building Products, Inc.	77613594 3672099	11-13-08 8-25-09
SIGNATURE	Gentek Building	74342489	12-21-92
	Products, Inc.	1788166	8-17-93
SIGNATURE SUPREME	Gentek Building	74548203	7-11-94
	Products, Inc.	1942268	12-19-95
SOVEREIGN	Gentek Building	77110793	02-19-07
	Products, Inc.	3585207	3-10-09
SOVEREIGN SELECT	Gentek Building	77110803	02-19-07
	Products, Inc.	3585208	3-10-09
SOVEREIGN SELECT	Gentek Building	77921616	1-27-10
ENERGY ADVANTAGE	Products, Inc.

			Filing/
	Current	Serial/	Reg.
Mark	Owner	Reg. #	Date
SOVEREIGN SELECT	Gentek Building	77870231	11-11-09
ENERGYSMART	Products, Inc.
STEELSIDE	Gentek Building	74070483	6-18-90
	Products, Inc.	1685992	5-12-92
TAPESTRY	Gentek Building	78618262	04-27-05
	Products, Inc.	3529074	11-4-08
TRILOGY	Gentek Building	77937960	2-17-09
	Products, Inc.
TRIMESSENTIALS BY	Gentek Building	78439074	6-22-04
GENTEK	Products, Inc.	3163566	10-24-06
TRIMESSENTIALS BY	Gentek Building	78439083	6-22-04
REVERE	Products, Inc.	3143105	9-12-06